Exhibit 10.1
To:    Robert Hartman, Chief Accounting Officer
From:    Jim Zizelman, President & Chief Executive Officer
Date:    March 17, 2026

Re: Recognition and Retention Bonuses

Dear Bob,
As you are aware, Stoneridge, Inc. (the “Company”) divested its Control Devices Division on January 30, 2026. In addition, the Company has asked you to support in the important Chief Financial Officer (“CFO”) transition, including performing work as an Interim CFO. Because stability and an effective transition is critical to the success of the Company, and because you have demonstrated your position as a key leader, the Company is offering you a Recognition Bonus (“Recognition Bonus”) and a Retention Bonus (“Retention Bonus”) to help the Company accomplish its goals.

Eligibility & Guidelines:

To receive payment of the Recognition Bonus, you must continue to support the CFO transition, including acting as Interim CFO for such time as required to successfully transition to a permanent CFO, for six (6) months (until July 31, 2026), or for a reasonable time to transition work to a permanent CFO, whichever is earlier (“Recognition Eligibility Date”). If you voluntarily terminate or are terminated for cause prior to the Recognition Eligibility Date, you are not eligible for any portion of the Recognition Bonus.

You will be eligible to receive a Recognition Bonus of Fifty Thousand dollars ($50,000) in a lump sum payment, subject to applicable taxes, as soon as is practicable after the Recognition Eligibility Date, per the terms noted above.

To receive payment of the Retention Bonus, you must remain employed with strong performance for twelve (12) months, until January 30, 2027 (“Retention Eligibility Date”). If you voluntarily terminate or are terminated for cause prior to the Retention Eligibility Date, you are not eligible for any portion of the Retention Bonus.

You will be eligible to receive a Retention Bonus of One Hundred Eighteen Thousand Six Hundred Forty-Six dollars ($118,646) in a lump sum payment, subject to applicable taxes, as soon as is practicable after the Retention Eligibility Date, per the terms noted above.

Please note that your employment remains “at-will” with no obligation on either you or the Company to continue the employment relationship for a determined length of time.

Your signature indicates understanding of the Recognition Bonus and Retention Bonus offer:

/s /Robert J. Hartman Jr.            March 20, 2026
Robert Hartman                Date